Exhibit 99.1

For further Information contact:

Robert B Harris, Ph.D.

President/CEO

Commonwealth Biotechnologies, Inc.

804-648-3820

Commonwealth Biotechnologies, Inc. and Intertek ASG Launch Global

Marketing Agreement

Companies will Co-Promote Services to the Life Sciences Industry with International Focus

RICHMOND, VA., December 5, 2005 — Commonwealth Biotechnologies, Inc. (NASDAQ Capital Market: CBTE) and Intertek ASG, an operating business unit of Intertek Group plc (LSE:ITRK), have concluded a joint marketing agreement to co-promote services to the Life Sciences Industry. The agreement will provide for ready access of customers to the combined capabilities of the two organizations, and enable better overall solutions to be developed on the demanding timescales required by clients in the Life Sciences Industry. The broad geographic reach brought about by this partnership will offer a new solution for multinational companies with global service requirements.

“This is one of those true win-win relationships where each company stands to benefit enormously from the added technology offerings and extended global reach. In the past, CBI has made forays into the global market, especially the European markets, with only limited success. The major barrier has always been lack of a physical presence or a bona fide partnering arrangement. By partnering with Intertek ASG, that barrier will be removed,” said Richard J. Freer, Chairman & COO of CBI.

“Here at Intertek ASG, we have been excited by the range and quality of technical skills and capabilities available within CBI, and we believe that these complementary offerings will be of great interest to our customers in this industry. Intertek has an excellent global network of facilities and through this partnership we believe we will be able to deliver effective new services with companies seeking the specialist skills accessible through this combined offering,” said John Conti-Ramsden, Managing Director of Intertek ASG.

Intertek ASG is based in Manchester, UK and provides comprehensive laboratory services in chemical analysis for Pharmaceutical, Biotechnology and Specialty Chemical companies. These services include multi-faceted offerings for complex characterization, problem solving, regulatory analysis and combined regulatory packages to support product development and manufacture. The laboratory is GLP registered with the MHRA, and also has cGMP compliant systems, enabling support to clients at all stages of the development pipeline. Intertek ASG is part of Intertek Group plc, a leading testing, inspection, outsourcing and certification organization, assessing customers’ products and commodities against a wide range of quality, safety, regulatory and performance standards, and certifies the management systems of customers. The Intertek Group operates 300 laboratories and employs 14,500 people around the world. http://www.intertek.com

Commonwealth Biotechnologies, Inc. is a solutions provider to the global biotechnology industry, academic institutions, government agencies, and pharmaceutical companies. It offers broad ranging expertise and a complete array of the most current analytical and synthetic chemistries and biophysical analysis technologies, many of which are not available from other commercial sources. CBI has crafted a stimulating, open environment where scientists collaborate among themselves and with our clients, take on interesting challenges and develop creative solutions. Through its FIL division, CBI offers comprehensive genetic identity testing, including paternity, forensic, and CODIS analyses. CBI is accredited by the American Association of Blood Banks, CLIA, and the National Forensic Science Technology Council, and operates fully accredited BSL-3 laboratory.

#     #     #

6

Founded in 1992, CBI is located in Gateway Centre, Chesterfield County at 601 Biotech Drive, 23235 (1-800-735-9224). For more information, visit CBI on the web at www.cbi-biotech.com and visit FIL at www.fairfaxidlab.com.

Intertek is dedicated to Customer Service. Please visit Intetek on the web at www.intertek-cb.com

#     #     #

No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in CBI’s filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undo reliance on these forward-looking statements, which speak only as the date hereof. Specifically, CBI cannot guarantee that the agreement executed with Intertek ASG will produce any revenues or new business prospects. CBI undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

7